CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated February 9, 2004, which is incorporated by reference, in this Registration Statement (Form N-1A Nos. 2-68671 and 811-3081) of Dreyfus Appreciation Fund, Inc.

ERNST & YOUNG LLP

New York, New York
April 23, 2004